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                                                                           DRAFT
                                                                         8/28/96

                 TAX ALLOCATION AND INDEMNIFICATION AGREEMENT
                 --------------------------------------------


  AGREEMENT made effective the ______ day of _____________, 1996, by and between Siemens Corporation, a Delaware corporation ("SC"), Siemens Power Corporation, a Delaware corporation ("SPC"), Rofin-Sinar Technologies Inc., a Delaware corporation ("Holdings") and Rofin-Sinar Inc., a Delaware Corporation ("RSI").

  WHEREAS, immediately prior to the Distribution Date (defined below), Holdings is a 100% owned subsidiary of SPC; and

  WHEREAS, effective as of the date of the First Closing (as defined in a certain Underwriting Agreement, dated as of the date hereof, among Holdings, SC and the Underwriters named therein) (the "Distribution Date"), Holdings will sell its stock pursuant to an initial public offering and redeem all shares of its common stock then owned by SPC; and

  WHEREAS, immediately prior to the Distribution Date SPC will sell 100% of the issued and outstanding stock of RSI to Holdings; and

  WHEREAS, Holdings and RSI have been members of an affiliated group of corporations of which SC is the common parent (the "SC Consolidated Group") and have joined in the filing of consolidated U.S. federal income tax returns of the SC Consolidated Group at all times from the dates of their respective formations and up to and including the Distribution Date; and

  WHEREAS, Holdings and RSI have joined in the filing of certain consolidated, combined or unitary State and local tax returns with certain members of the SC Consolidated Group for certain taxable periods; and

  WHEREAS, SPC, SC, Holdings and RSI wish to allocate among themselves the liabilities of the various corporations for taxes attributable to periods before and after the Distribution Date.

  NOW, THEREFORE, it is agreed among the parties hereto as follows:


  SECTION 1.  Definitions.  For purposes of this Agreement, the terms set forth
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below shall have the following meanings:

     "Carryback Item"  means any deduction, loss, credit or similar item that is
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economically generated in one or more taxable years and is permitted, under the applicable provisions of law or regulation, to be carried back to a Taxable Period prior to the Taxable Period in which the item was economically generated and thereby to be utilized in computing taxable income or Tax payable for such earlier Taxable

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Period.

     "Code" means the Internal Revenue Code of 1986, as amended and modified
      ----
from time to time.

     "Closing Balance Sheet" means the Audited Combined Balance Sheet of
      ---------------------
Holdings and its affiliates as of June 30, 1996, appearing in the final Form S-1 Registration Statement filed with the Securities and Exchange Commission.

     "Return"  means any return, statement, report or form relating to any Tax.
      ------

     "Tax" means any net income, alternative or add-on minimum tax, gross
      ---
income, gross receipts, withholding, sales, use, ad valorem, value added, transfer, franchise, profits, license, payroll, employment, excise, severance, property, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (each, a "Taxing Authority") responsible for the imposition of any such tax, whether domestic or foreign.

     "Tax Asset"  means that portion of the deferred tax asset reflected on the
      ---------
Closing Balance Sheet which is attributable to the U.S. net operating loss carryforward of RSI.

     "Taxable Period" means the calendar period, or portion thereof, with
      --------------
respect to which any Tax is imposed by the relevant Taxing Authority.


  SECTION 2.  Representations and Warranties of SC and SPC.  SC and SPC
              --------------------------------------------
represent and warrant to Holdings and RSI as of the close of business on the Distribution Date that:

  (i)    Income Tax Returns Due Before Distribution Date Filed. All income Tax
         -----------------------------------------------------
         returns, statements, reports and forms (collectively, the "Income Tax Returns") required to be filed with any Taxing Authority on or before the close of business on the Distribution Date with respect to any Taxable Period ending on or before the Distribution Date ("Pre-Closing Tax Period") by, or with respect to, Holdings or RSI, have been filed or will be filed on or before the Distribution Date in accordance with all applicable laws;

  (ii)   Other Pre-Closing Income Tax Returns Will Be Filed. All other Income
         --------------------------------------------------
         Tax Returns required to be filed with respect to Holdings or RSI with respect to any Pre-Closing Tax Period will be filed by SPC and SC when due (taking into account any extension of a required filing date);

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  (iii)   Payment of Pre-Distribution Income Taxes. Holdings and RSI have timely
          ----------------------------------------
        paid all Taxes shown as due and payable on the Income Tax Returns that have been filed; and

  (iv)    Adequacy of Reserves for Pre-Distribution Income Taxes on Closing
          -----------------------------------------------------------------
        Balance Sheet. The charges, accruals and reserves for income Taxes with
        -------------
        respect to Holdings and RSI for any Pre-Closing Tax Period reflected in the Closing Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover such income Taxes.


  SECTION 3.  Indemnity.
              ---------

     (a)  Indemnity by SC and SPC.  SC and SPC agree to indemnify and hold
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harmless Holdings and RSI, on a net after-tax basis, against (1) the loss of a
Tax Asset if such loss results from an adjustment to taxable income of RSI or Holdings for a Taxable Period ending on or before the Distribution Date (excluding any loss of a Tax Asset attributable to the SC Consolidated Group's use of RSI's net operating loss carryforward for the Taxable Period of the SC Consolidated Group that includes the Distribution Date and during which RSI is a member of the SC Consolidated Group, (2) any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any Tax Asset or Tax referred to in clause (1) or (3) of this paragraph, and (3) the following Taxes (except to the extent current taxes on RSI's Closing Balance Sheet have been specifically reserved for such Taxes):

     (i)  Consolidated or Combined Income Taxes for Pre-Distribution Periods.
          ------------------------------------------------------------------
          Taxes imposed on any member of the SC Consolidated Group, including Holdings and RSI, by any Taxing Authority with respect to any Tax for which Holdings or RSI files or has filed a Tax Return with any member of the SC Consolidated Group on a consolidated, combined or unitary basis with respect to Taxable Periods ending on or before or, in the case of any member of the SC Consolidated Group other than Holdings or RSI, Tax Periods including, the Distribution Date; and

     (i)  Other Pre-Distribution Income Taxes.  Income Taxes imposed on
          -----------------------------------
          Holdings or RSI by any Taxing Authority with respect to any Tax for which Holdings or RSI did not file a Tax Return with any member of the SC Consolidated Tax group on a consolidated, combined or unitary basis, with respect to Taxable Periods ending on or before the Distribution Date.

     (b)  Indemnity by Holdings and RSI  Holdings and RSI shall be responsible
          -----------------------------
for and agree to indemnify and hold harmless SPC and SC against Taxes and associated expenses of Holdings and RSI not allocated to SPC and SC pursuant to
Section 3(a) hereof, including, but not limited to, all sales, transfer, property and

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payroll Taxes) imposed on Holdings or RSI for Taxable Periods beginning before the Distribution Date and including any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes.

     (c)  Payments Hereunder to be Treated as Purchase Price Adjustment.  The
          -------------------------------------------------------------
parties hereto agree that any payment hereunder from SPC or SC to Holdings or RSI shall be treated as a reduction in the price paid by Holdings to SPC to purchase RSI. Similarly, any payment hereunder from Holdings or RSI to SC or SPC shall be treated as an increase in the price paid by Holdings to SPC to purchase RSI.


  SECTION 4.  Returns and Payments.
              --------------------

     (a)  Tax Returns to be Prepared by SC and SPC.  SC and SPC shall prepare
          ----------------------------------------
and file (or cause to be prepared and filed) in a timely manner all Tax Returns with respect to Taxes described in Section 3(a).

     (b)  Tax Returns to be Prepared by Holdings.  Holdings and RSI shall
          --------------------------------------
prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns with respect to Taxes described in Section 3(b).

     (c)  Consistency With Prior Period Returns.  Tax Returns of Holdings and
          -------------------------------------
RSI not yet filed for any Taxable Period that begins before the Distribution Date shall be prepared in a manner consistent with past practices employed with respect to Holdings and RSI (except to the extent counsel for SC, SPC or Holdings determines there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed without being subject to penalties).

     (d)  Time for Payment.
          ----------------

     (i)  Payment of Taxes When Due and Payable.  SC or SPC shall pay or cause
          -------------------------------------
          to be paid when due and payable all Taxes with respect to Holdings and RSI for which SC and SPC are responsible pursuant to Section 3(a) hereof. Holdings shall pay or cause to be paid when due and payable all Taxes for which Holdings and RSI are responsible pursuant to
          Section 3(b) hereof.

     (ii) Payment of Other Amounts.  Payment of any other amounts due under this
          -------------------------
          Agreement from one party to the other shall be made within three business days following the date that either an agreement between the parties is reached that an indemnity amount is payable, an assessment of a Tax is made by a Taxing Authority, or a "determination" as defined in section

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          1313(a) of the Code is made. If liability under this Agreement is in respect of costs or expenses other than Taxes under Section 3(a), payment shall be made by the paying party within five business days after the date when the paying party has been notified by the party entitled to payment that the paying party has a liability for a determinable amount under this Agreement and is provided with calculations or other materials supporting such liability.


  SECTION 5.  Refunds.  Any Tax refund (including any interest with respect
              -------
thereto) relating to any Taxes described in Section 3(a) of this Agreement shall be the property of SC or SPC, and if any such refund is received by Holdings or RSI, the full amount of such refund shall be paid to SC or SPC within 10 business days of its receipt by Holdings or RSI. Any Tax refund (including any interest with respect thereto) relating to any Taxes described in Section 3(b) of this Agreement shall be the property of Holdings or RSI, as the case may be, and if any such refund is received by SPC or SC, the full amount of such refund shall be paid to Holdings within 10 business days of its receipt by SPC or SC; provided, however, that the right of Holdings or RSI to claim a refund from any Tax Authority shall in all instances by subject to the limitations of Section 6 hereof.

  SECTION 6.  Carrybacks.  Holdings and RSI agree to forego any right or ability
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that may be granted or available to either or both under any applicable provision of law or regulation to utilize in any Taxable Period that includes or ends prior to the Distribution Date any Carryback Item that is generated, that arises or that becomes available for use on or after the Distribution Date, to the extent that such utilization would require that such Carryback Item be considered in determining the amount of Taxes payable by or with respect to any member of the SC Consolidated group other than Holdings or RSI.


  SECTION 7.  Contests.
              --------

     (a)  Notification of Any Tax Claims.  After the Distribution Date, each
          ------------------------------
party shall promptly notify the other in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding relating to Holdings or RSI which, if determined adversely to the taxpayer, would be grounds for indemnification under this Agreement; provided,
                                                                     --------
however,  that a failure to give such notice will not affect the right of the
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party otherwise entitled to indemnification hereunder to receive such indemnification except to the extent (if any) that, but for such failure, the indemnifying party could have avoided the Tax liability in question.

     (a)  Control of Audits and Judicial Proceedings.
          ------------------------------------------

     (i)  Control By SPC and SC.  In the case of an audit or administrative or
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          judicial proceeding that relates solely to any Tax for which SPC and
          SC are liable pursuant to Section 3(a) hereof, SPC and SC shall have the right at their expense to control the conduct of such audit or proceeding.

     (ii) Control By Holdings. In the case of an audit or administrative or
          -------------------
          judicial proceeding that relates solely to any Tax for which Holdings and RSI are liable pursuant to Section 3(b) hereof, Holdings and RSI shall have the right at their expense to control the conduct of such audit or proceeding.

     (iii)  Instances of Overlapping Liability.  In the event of any audit or
            ----------------------------------
          proceeding that could relate to potential Tax liability for SC and SPC, on the one hand, and Holdings and RSI, on the other hand, SPC and SC shall have the right to control, in their sole discretion, such audit or proceeding. However, in this regard, SPC and SC shall be obligated to treat Holdings and RSI no less favorably than other members of the SC Consolidated Group.

     (c)  No Adverse Effect on Other Party.  Neither SPC, SC, Holdings nor RSI
          --------------------------------
shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such Taxable Period or a prior or subsequent Taxable Period without the written consent of the other party, which consent may not be unreasonably withheld.
SPC, SC, Holdings and RSI agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.


  SECTION 8.  Cooperation and Exchange of Information.
              ---------------------------------------

     (a)  Exchange of Information in General.  SPC, SC, Holdings and RSI will
          ----------------------------------
provide each other with such cooperation and information as any of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase either of Holdings or RSI. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. To the extent Holdings reasonably requests, SC and SPC shall make their employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder.

     (b)  Tax Return for September 30, 1996.  Holdings and RSI shall provide SPC
          ---------------------------------
and SC, in a format similar to that provided by RSI to SPC and SC in previous years, with such information as SPC and SC shall reasonably request in order to

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complete the Tax Returns described in Section 4(a) for any Taxable Period ending on or including the Distribution Date.

     (c)  Records Retention.  SPC, SC, RSI and Holdings shall retain all Tax
          -----------------
Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of Holdings or RSI for each Taxable Period first ending after the Distribution Date and for all prior Taxable Periods until the later of (i) expiration of the statute of limitations of the Taxable Period to which such Tax Returns and other documents relate without regard to extensions except to the extent notified by the party in writing of such extensions for the respective Taxable Periods, or (ii) six years following the due date (without extension) for such Tax Returns.

     (d)  Confidentiality.  Any information obtained under this Section 8 shall
          ---------------
be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund of Taxes or in conducting an audit or other proceeding relating to Taxes.

  SECTION 9.  Conveyance Taxes.  SC and SPC shall be liable for and shall
              ----------------
indemnify and hold RSI and Holdings harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid at or prior to the Distribution Date in accordance with any available pre-sale filing procedure. Holdings and RSI shall execute and deliver all instruments and certificates necessary to enable SC and SPC to comply with the foregoing.


  SECTION 10.  Miscellaneous.
               -------------

     (a)  Termination of Tax Sharing Agreements.  Any tax sharing agreement or
          -------------------------------------
arrangement between SPC or SC and Holdings or RSI shall be terminated as of the Distribution Date; provided, however, that all rights and obligations arising
                   --------- --------
thereunder with respect to any Taxable Period or portion thereof ending at or before the Distribution Date shall survive until they are fully effectuated or performed.

     (b)  Statute of Limitations.  Notwithstanding any provision herein to the
          ----------------------
contrary, the indemnification obligations under this Agreement shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (c)  Governing Law. This Agreement shall be governed by the laws of
          -------------
the State of New York, without giving effect to principles of conflicts of law thereunder.


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Siemens Power Corporation                 Rofin-Sinar Inc.

By:_________________________              By: _______________________



Siemens Corporation                       Rofin-Sinar Technologies, Inc.

By: ________________________              By:________________________


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